Exhibit 10.1

SOUTHEASTERN BANK FINANCIAL CORPORATION
DIRECTOR STOCK PURCHASE PLAN

1.            Purpose.  The purpose of the Southeastern Bank Financial Corporation Director Stock Purchase Plan (the “Plan”) is to provide non-employee directors of Southeastern Bank Financial Corporation (the “Company”) and its wholly-owned subsidiaries with an opportunity to acquire an interest in the Company through the purchase of Common Stock.

2.            Eligibility.

(a)            An Eligible Director may become an active participant in the Plan as of an Offering Period, to the extent provided in Paragraph 4 below, if he or she continues to serve in the capacity of an Eligible Director immediately prior to the first day of the Offering Period.

(b)            An otherwise Eligible Director person shall cease to a participant upon the earliest to occur of:

(i)  the date of a withdrawal under Paragraph 9(a) or (b) below; or

(ii) the date the director ceases to be an Eligible Director.

3.            Offering Period.  Each Offering Period will begin on the first day of that period described (the “Beginning Date”) and end on the last day of that period (the “Ending Date”).

4.            Participation. The Company will make available to each Eligible Director an election form (the “Election Form”) which must be completed to effect his or her right to commence active participation in the Plan.  An Eligible Director may become an active participant for an Offering Period by completing the Election Form and delivering same to the Company at least one day prior to the appropriate Beginning Date (except, with respect to the Beginning Date for the Offering Period commencing January 1, 2008, such later date as is administratively feasible as determined by the Plan Administrator (as defined in Paragraph 11 below)).

A participant will be deemed to have elected to participate in each subsequent Offering Period following his or her initial election to participate for an Offering Period unless:

(a)            a written withdrawal notice is delivered to the Plan Administrator at least one week prior to the Beginning Date of an immediately succeeding Offering Period for which the participant desires to withdraw from active participation; and

 (b)           provides other information in accordance with the procedures designated by the Plan Administrator.

A participant who has elected not to participate in an Offering Period may resume active participation in the same manner and pursuant to the same rules as any otherwise Eligible Director making an initial election to participate in the Plan; provided his or her status as an otherwise Eligible Director remains in effect.

5.            Method of Payment.  A participant who elects to participate for any Offering Period(s) may contribute to the Plan through a reduction of the Director Fees otherwise payable to him or her, as follows:

(a)            A participant shall elect on his or her Election Form to have all or any portion of his or her Director Fees otherwise payable during the Offering Period (and any subsequent Offering Period), expressed as a whole dollar amount not less than $500.00, applied to the purchase of Common Stock for the Offering Period.

(b)            All deductions made from a participant’s Director Fees shall be credited to a bookkeeping account under the Plan.  All such deductions shall be commingled with the general assets of the Company and no separate fund shall be established.  Participants accounts are solely for bookkeeping purposes and the Company shall not be obligated to pay interest on any such deductions.

(c)            A participant may not alter the rate of Director Fee deductions during the Offering Period; however, an existing participant may change the rate of Director Fee deductions effective for the immediately succeeding Offering Period by filing a revised Election Form within the same deadline as applies to new participants for that Offering Period.

6.            Purchases of Common Stock.

(a)            For each Offering Period, the purchase price of shares of Common Stock to be purchased with a participant’s Director Fee deductions shall be the fair market value of a share of Common Stock on the applicable Ending Date (the “Purchase Price”).

(b)            For purposes of this Paragraph 6, the fair market value of a share of Common Stock on an Ending Date shall be determined as follows: (i) if the Common Stock is traded on a national securities exchange, the closing sale price on that date or the immediately preceding trading date if the Ending Date is not a trading date; (ii) if the Common Stock is not traded on any such exchange, the closing sale price for such date as reported by Nasdaq; (iii) if no such closing sale price information is available on the national securities exchange or Nasdaq, the closing sale price as reported by the national securities exchange or Nasdaq within a reasonable period prior to such date; or (iv) if there are no such closing sale price within a reasonable period, the determination of fair market value shall be determined by the Plan Administrator taking into account material facts and circumstances pertinent to such determination.

7.            Exercise of Purchase Rights.  Unless a timely withdrawal has been effected pursuant to Paragraph 9 below, a participant’s rights for the purchase of shares of Common Stock during an Offering Period will be automatically exercised on the Ending Date for that Offering Period for the purchase of the maximum number of full shares which the sum of the Director Fee deductions credited to the participant’s account on that Ending Date can purchase at the Purchase Price, plus the sum of any Excess Cash (as defined in Paragraph 8 below) carried over from the immediately preceding Offering Period.

8.            Delivery.  As soon as administratively feasible after the end of each Ending Date, the Company shall deliver to a custodian designated by the Plan Administrator, the shares of Common Stock purchased upon the exercise of the purchase rights.  No less frequently than annually, at such times as the Plan Administrator shall prescribe, a participant may elect to have such shares delivered to the participant or to an account established by the participant with any brokerage firm.  The disposition of any payroll deductions credited to a participant’s account during the Offering Period not used for the purchase of shares (the “Cash Excess”) shall be as follows:

(a)            If the participant has elected to withdraw from the Plan as of the end of the Offering Period, the Plan Administrator shall deliver the Cash Excess to the participant.

(b)            If the participant has not elected to withdraw from the Plan as of the end of the Offering Period, the Cash Excess shall be applied to the purchase of shares of Common Stock in the immediately succeeding Offering Period.

A participant may not direct the Plan Administrator to sell any shares of Common Stock credited to his or her Plan account, regardless of whether such shares are otherwise immediately deliverable to him or her.  The cost of any disposition of shares of Common Stock acquired through participation in the Plan shall be the sole responsibility of the participant.

9.            Withdrawal.

(a)            A participant will be deemed to have elected to participate in each subsequent Offering Period following his or her initial election to participate in the Plan, unless (i) a written withdrawal notice is delivered to the Plan Administrator at least one week prior to the Beginning Date of an immediately succeeding Offering Period for which the participant desires to withdraw from the Plan and, (ii) provides any other information in accordance with the procedures designated by the Plan Administrator.

(b)            A participant who for any reason ceases to be an Eligible Director during an Offering Period prior to its Ending Date will be deemed to have requested a withdrawal from the Plan as of the date he or she ceases to be an Eligible Director. Upon the withdrawal of a participant from the Plan under the terms of this Paragraph 9(b) during an Offering Period, the participant’s unexercised purchase rights under this Plan shall immediately terminate.  Except as provided in this Paragraph 9(b), a participant may not effect a withdrawal during an Offering Period.

(c)            In the event a participant withdraws or is deemed to have withdrawn from the Plan under this Paragraph, all Director Fee deductions and all shares of Company Stock credited to the participant’s account will be paid to the participant or, in the event of death, to the person or persons entitled thereto under the terms of Paragraph 12, as soon as administratively feasible after the end of the Offering Period in which or at the end of which the withdrawal is deemed to have occurred, unless, if applicable, such an inactive participant becomes an active participant again prior to the distribution of his or her account.

(d)            A participant who has elected to withdraw from the Plan but who continues to be an otherwise Eligible Director may resume participation in the same manner and pursuant to the same rules as any Eligible Director making an initial election to participate in the Plan.

10.            Common Stock.

(a)            The maximum number of shares of Common Stock to be sold to participants under the Plan shall be 25,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 14 below. The shares of Common Stock to be sold to participants under the Plan may, at the election of the Company, include treasury shares, shares originally issued for such purpose, or shares purchased in the open market. If the total number of shares of Common Stock then available under the Plan for which purchase rights are to be exercised in accordance with Paragraph 7 exceeds the number of such shares then available under the Plan, the Company shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. If purchase rights expire or terminate for any reason without being exercised in full, the unpurchased shares subject to the rights shall again be available for the purposes of the Plan.

(b)            A participant will have no interest in shares of Common Stock covered by his or her purchase rights until such rights have been exercised.

(c)            Shares to be delivered to a participant under the Plan will be registered in the name of the participant.

11.            Administration.  The Plan shall be administered by the Plan Administrator.  The Plan Administrator shall be vested with full authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination or action of the Plan Administrator in connection with the interpretation or administration of the Plan shall be final and binding upon all participants and any and all persons claiming under or through any participant.

12.            Designation of Beneficiary.

(a)            A participant may file with the Plan Administrator a written designation of a beneficiary who is to receive any cash to his or her credit under the Plan in the event of the participant's death before an Ending Date, or any shares of Common Stock and cash to his or her credit under the Plan in the event of the participant's death on or after an Ending Date but prior to the delivery of such shares and cash. A beneficiary may be changed by the participant at any time by notice in writing to the Plan Administrator.

(b)            Upon the death of a participant and upon receipt by the Company of the proof the identity and existence at the time of the participant’s death of a beneficiary designated by the participant in accordance with the immediately preceding Subparagraph, the Company shall deliver such shares or cash, or both, to the beneficiary.  In the event a participant dies and is not survived by a then living or in existence beneficiary designated by him in accordance with the immediately preceding Subparagraph, the Company shall deliver such shares or cash, or both, to the personal representative of the estate of the deceased participant.  If to the knowledge of the Company no personal representative has been appointed within ninety (90) days following the date of the participant’s death, the Company, in its discretion, may deliver such shares or cash, or both, to the surviving spouse of the deceased participant, or to any one or more dependents or relatives of the deceased participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c)            No designated beneficiary shall, prior to the death of the participant by whom the beneficiary has been designated, acquire any interest in the shares or cash credited to the participant under the Plan.

13.    Transferability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise or purchase rights or to receive any shares under the Plan may be assigned, transferred, pledge or otherwise disposed of in any way by the participant.  Any attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 9 above.

14.    Adjustments Upon Changes in Capitalization.  In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of Common Stock, an appropriate adjustment shall be made by the Plan Administrator to the number and kind of shares available for the granting of purchase rights.  All adjustments made by the Plan Administrator under this Paragraph shall be conclusive.

Subject to any required action by the shareholders, if the Company shall be a party to any reorganization involving merger or consolidation with respect to which the Company will not be the surviving entity or acquisition of substantially all of the stock or assets of the Company, the Plan Administrator in its discretion (a) may declare the Plan’s termination in the same manner as if the Board of Directors of the Company had terminated the Plan pursuant to Paragraph 15 below, or (b) may declare that any purchase rights granted hereunder shall pertain to and apply with appropriate adjustment as determined by the Plan Administrator to the securities of the resulting corporation to which a holder of the number of shares of Common Stock subject to such rights would have been entitled.

The grant of purchase rights pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

15.    Amendment or Termination.  The Board of Directors of the Company may at any time terminate or amend the Plan.  The cash balances and shares of Common Stock credited to participants’ accounts as of the date of any Plan termination shall be delivered to those participants as soon as administratively feasible following the effective date of the Plan’s termination.

16.    Notices.  All notices or other communications by a participant to the Plan Administrator under or in connection with the Plan shall be deemed to have been duly given when received by the Secretary of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

17.    No Contract. This Plan shall not be deemed to constitute a contract between the Company or any subsidiary and any Eligible Director.  Nothing contained in this Plan shall be deemed to give any director the right to be retained in the service of the Company or any subsidiary.

18.    Waiver.  No liability whatever shall attach to or be incurred by any past present or future shareholders, officers or directors, as such, of the Company or any subsidiary, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied the reform, and any and all liabilities of, and any and all rights and claims against, the Company or any subsidiary, or any shareholder, officer or director as such, whether arising at common law  or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every eligible director as a part of the consideration for any benefits by the Company under this Plan.

19.    Securities Law Restrictions.  Shares of Common Stock shall not be issued under the Plan unless (a) the exercise of the related purchase rights and the issuance and delivery of the shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, and any rules and regulations promulgated pursuant to such laws and with the requirements of any stock exchange upon which the shares may then be listed; and (b) the express approval of counsel for the Company with respect to such compliance is first obtained.  The Company reserves the right to place an appropriate legend on any certificate representing shares of Common Stock issuable under the Plan with any such legend reflecting restrictions on the transfer of the shares as may be necessary to assure the availability of applicable exemptions under federal and state securities laws.

20.            Definitions.  As used in this Plan, the following terms shall have the meanings ascribed to them below:

(a)            “Common Stock” means shares of the Company’s common stock, $3.00 par value per share.

(b)            “Director Fees” means the monthly retainer fees and board and committee meeting fees payable to an Eligible Director for his or her services as a member of the Board of the Directors of the Company and, if applicable, as a member of the board of directors of any wholly-owned subsidiary of the Company.  Director Fees shall not include reimbursements for business expenses incurred by an Eligible Director.

(c)            “Eligible Director” means any non-employee member of the Board of Directors of the Company and any non-employee member of the board of directors of any wholly-owned subsidiary of the Company.

(d)            “Offering Period” means each calendar quarter beginning with the calendar quarter commencing January 1, 2008 and each calendar quarter thereafter until the Plan is otherwise amended or terminated.

(e)            “Plan Administrator” means the Compensation Committee of the Board Directors of the Company.